Exhibit 5

OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM

October 26, 2007

Rite Aid Corporation

30 Hunter Lane

Camp Hill, Pennsylvania 17011

Re:	Rite Aid Corporation and the Subsidiary Guarantors
Listed on Schedules I & II Hereto
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Rite Aid Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $810,000,000 aggregate principal amount of the Company’s 9.5% Senior Notes due 2017 (the “Exchange Notes”). The Amended and Restated Indenture, dated as of June 4, 2007 (the Indenture”), by and among the Company, the Subsidiary Guarantors (as defined below) and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”), provides for the guarantee of the Exchange Notes by certain subsidiaries of the Company (the “DE/NY Guarantors”) incorporated or formed pursuant to the laws of the State of Delaware or New York, and listed on Schedule I hereto (guarantees by the DE/NY Guarantors are referred to herein as the “DE/NY Guarantees”) and the guarantors listed on Schedule II hereto (the “Non-DE/NY Guarantors” and, together with the DE/NY Guarantors, the “Subsidiary Guarantors”) to the extent set forth in the Indenture (guarantees by the Non-DE/NY Guarantors are referred to herein as the “Non-DE/NY Guarantees” and, together with the DE/NY Guarantees, the “Subsidiary Guarantees”). The Exchange Notes are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the issued and outstanding 9.5% Senior Notes due 2017 of the Company (the “Original Notes”) under the Indenture, as contemplated by the Amended and Restated Exchange and Registration Rights Agreement, dated as of June 4, 2007 (the “Registration Rights Agreement”), by and among the Company, the Subsidiary Guarantors, and Citigroup Global Markets Inc.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the Registration Statement on Form S-4 (File No. 333-146386) relating to the Exchange Notes and the Subsidiary Guarantees filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 28, 2007 and Amendment No. 1 thereto filed with the Commission on the date hereof (the “Registration Statement”);

(ii)           an executed copy of the Registration Rights Agreement;

(iii)          an executed copy of the Indenture;

(iv)          the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of Delaware,

(v)           the By-laws of the Company, as amended to date, as certified by Robert B. Sari, the Secretary of the Company;

(vi)          the Certificate of Incorporation and By-laws of each of the DE/NY Guarantors that are corporations;

(vii)         the Certificates of Formation and the limited liability company agreements or operating agreements of each of the DE/NY Guarantors that are limited liability companies;

(viii)        certain actions by written consent of the Board of Directors of the Company dated as of August 23, 2006 and May 31, 2007, the Executive Committee of the Board of Directors of the Company, dated February 7, 2007, and by the Pricing Committee of the Board of Directors of the Company, dated May 17, 2007, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters, as certified by the Secretary of the Company;

(ix)           certain resolutions adopted by the Boards of Directors or Managers of each of the DE/NY Guarantors dated as of February 7, 2007 and May 31, 2007 relating to the Exchange Offer, the Indenture, the Subsidiary Guarantees and related matters, as certified by the Secretary of the Company;

(x)            the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

(xi)           the form of the Exchange Notes, included as an exhibit to the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the

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Company, the Subsidiary Guarantors and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the DE/NY Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and except as to Subsidiary Guarantors with respect to the Subsidiary Guarantees, the validity and binding effect on such parties. We have also assumed that each of the Subsidiary Guarantors has been duly organized and is validly existing in good standing under the laws of their respective jurisdiction of organization and that each of the Subsidiary Guarantors, other than the DE/NY Guarantors, has complied with all aspects of applicable laws of jurisdictions other than the United States of America, the State of Delaware and the State of New York in connection with the transactions contemplated by the Indenture, Registration Rights Agreement, Exchange Notes and Subsidiary Guarantees. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

Our opinions set forth herein are limited to Delaware corporate law and the laws of the State of New York, which in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non- opined on law on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes and the Subsidiary Guarantees will constitute valid and binding obligations of the Company and each of the Subsidiary Guarantors, respectively, enforceable against the Company and each of the Subsidiary Guarantors, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

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In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company and the Subsidiary Guarantors of the Indenture, the Subsidiary Guarantees and the Exchange Notes and the performance by the Company and the Subsidiary Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or the Subsidiary Guarantors or their properties are subject, except for those agreements and instruments which have been identified to us by the Company and the Subsidiary Guarantors as being material to them and which are listed as exhibits in (a) Part IV of the Company’s most recent Annual Report on Form 10-K (the “10-K”) and (b) reports filed subsequent to the filing of the 10-K, pursuant to the Securities Exchange Act of 1934, as amended.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP

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SCHEDULE I

DE/NY SUBSIDIARY GUARANTORS

New York

Rite Aid of New York, Inc.

Rite Aid Rome Distribution Center, Inc.

Delaware

1515 West State Street Boise, Idaho, LLC

Ann & Government Streets- Mobile, Alabama, LLC

Brooks Pharmacy, Inc.

Central Avenue and Main Street-Petal, MS, LLC

Eagle Managed Care Corp.

Eckerd Corporation

EDC Licensing, Inc.

Eighth and Water Streets-Urichsville, Ohio, LLC

Genovese Drug Stores, Inc.

JCG (PJC) USA, LLC

JCG Holdings (USA), Inc.

K&B, Incorporated

Maxi Drug North, Inc.

Maxi Drug South, L.P.

Maxi Drug, Inc.

Munson & Andrews, LLC

Name Rite, L.L.C.

P.J.C. Distribution, Inc.

P.J.C. Realty Co., Inc.

Paw Paw Lake Road & Paw Paw Avenue-Coloma, Michigan, LLC

PJC Dorchester Realty LLC

PJC East Lyme Realty LLC

PJC Essex Realty LLC

PJC Haverhill Realty LLC

PJC Hermitage Realty LLC

PJC Hyde Park Realty LLC

PJC Lease Holdings, Inc.

PJC Manchester Realty LLC

PJC Mansfield Realty LLC

PJC New London Realty LLC

PJC Norwich Realty LLC

PJC Peterborough Realty II LLC

PJC Peterborough Realty LLC

PJC Providence Realty LLC

SI-1

PJC Realty N.E. LLC

PJC Revere Realty LLC

PJC Special Realty Holdings, Inc.

Rite Aid Drug Palace, Inc.

Rite Aid Hdqtrs. Corp.

Rite Aid Hdqtrs. Funding, Inc.

Rite Aid Services, L.L.C.

Rite Aid of Delaware, Inc.

Rite Aid Realty Corp.

Rite Aid Transport, Inc.

Rite Fund, Inc.

Rite Investments Corp.

Rx Choice, Inc.

Silver Springs Road-Baltimore, Maryland/One, LLC

Silver Springs Road-Baltimore, Maryland/Two, LLC

State & Fortification Streets-Jackson, Mississippi, LLC

State Street and Hill Road-Gerard, Ohio, LLC

The Jean Coutu Group (PJC) USA, Inc.

Thrift Drug Services, Inc.

Thrift Drug, Inc.

Tyler and Sanders Roads, Birmingham-Alabama, LLC

SI-2

SCHEDULE II
NON-DE/NY
SUBSIDIARY GUARANTORS

112 Burleigh Avenue Norfolk, LLC

1740 Associates, LLC

3581 Carter Hill Road-Montgomery Corp.

4042 Warrensville Center Road-Warrensville Ohio, Inc.

5277 Associates, Inc.

537 Elm Street Corp.

5600 Superior Properties, Inc.

657-659 Broad St. Corp.

764 South Broadway-Geneva, Ohio, LLC

Apex Drug Stores, Inc.

Broadview and Wallings-Broadview Heights Ohio, Inc.

Eckerd Fleet, Inc.

EDC Drug Stores, Inc.

England Street-Asheland Corporation

Fairground, L.L.C.

GDF, Inc.

Gettysburg and Hoover-Dayton, Ohio, LLC

Harco, Inc.

K&B Alabama Corporation

K&B Louisiana Corporation

K&B Mississippi Corporation

K&B Services, Incorporated

K&B Tennessee Corporation

K&B Texas Corporation

Keystone Centers, Inc.

Lakehurst and Broadway Corporation

Maxi Green, Inc.

Mayfield & Chillicothe Roads-Chesterland, LLC

MC Woonsocket, Inc.

Northline & Dix-Toledo-Southgate, LLC

P.J.C. of West Warwick, Inc.

Patton Drive and Navy Boulevard Property Corporation

PDS-1 Michigan, Inc.

Perry Distributors, Inc.

Perry Drug Stores, Inc.

PJC of Cranston, Inc.

PJC of East Providence, Inc.

PJC of Massachusetts, Inc.

PJC of Rhode Island, Inc.

PJC of Vermont, Inc.

PJC Realty MA, Inc.

RDS Detroit, Inc.

Ram-Utica, Inc.

SII-1

READ’s Inc.

Rite Aid of Alabama, Inc.

Rite Aid of Connecticut, Inc.

Rite Aid of Florida, Inc.

Rite Aid of Georgia, Inc.

Rite Aid of Illinois, Inc.

Rite Aid of Indiana, Inc.

Rite Aid of Kentucky, Inc.

Rite Aid of Maine, Inc.

Rite Aid of Maryland, Inc.

Rite Aid of Massachusetts, Inc.

Rite Aid of Michigan, Inc.

Rite Aid of New Hampshire, Inc.

Rite Aid of New Jersey, Inc.

Rite Aid of North Carolina, Inc.

Rite Aid of Ohio, Inc.

Rite Aid of Pennsylvania, Inc.

Rite Aid of South Carolina, Inc.

Rite Aid of Tennessee, Inc.

Rite Aid of Vermont, Inc.

Rite Aid of Virginia, Inc.

Rite Aid of Washington, D.C., Inc.

Rite Aid of West Virginia, Inc.

Seven Mile and Evergreen-Detroit, LLC

The Lane Drug Company

Thrifty Corporation

Thrifty PayLess, Inc.

SII-2